UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 2, 2012

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in a current report on Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on January 11, 2011, as amended by a current report on Form 8-K/A filed with the SEC on May 24, 2011, on January 5, 2011, PCTEL, Inc. (“PCTEL”) formed a joint venture, PCTEL Secure LLC, a Delaware limited liability company (“PCTEL Secure”), with Eclipse Design Technologies, Inc., an Illinois corporation (“Eclipse”), pursuant to an Amended and Restated Limited Liability Company Agreement dated January 5, 2011.

As also previously reported in a current report on Form 8-K filed with the SEC on January 6, 2012, PCTEL and Eclipse entered into a First Amendment to Amended and Restated Limited Liability Company Agreement of PCTEL Secure dated as of December 31, 2011, the purpose of which was to create a mandatory purchase obligation of PCTEL covering all outstanding membership interests in PCTEL Secure owned by Eclipse if Eclipse delivered a baseline secure smartphone product on or before March 31, 2012 and such baseline product satisfied certain specifications, as determined by an agreed-upon individual arbiter. The baseline secure smartphone was delivered as required and the specifications were satisfied. Accordingly, on July 2, 2012 PCTEL purchased all outstanding membership interests held by Eclipse (which were 30% of the total membership interests of PCTEL Secure) for $800,000. PCTEL paid the purchase price from its existing cash. With such purchase, PCTEL Secure became a wholly-owned subsidiary of PCTEL.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCTEL, Inc.

	By:	/s/ John W. Schoen
Date: July 3, 2012		John W. Schoen, Chief Financial Officer